Spectral Capital Appoints Dr. Moshik Cohen as Chief Technology Officer

SEATTLE, December 18, 2024 – Spectral Capital Corporation (OTCQB: FCCN), a pioneer in Quantum as a Service (QaaS) and decentralized cloud infrastructure, today announced the appointment of Dr. Moshik Cohen as its Chief Technology Officer (CTO). A globally recognized expert in plasmonics, nanophotonics, and quantum systems, Dr. Cohen will lead Spectral’s technology roadmap, driving innovations that accelerate the Company’s Quantum Bridge approach to bridge the gap from classical computing to future quantum architectures through deep technology innovation.

“Dr. Moshik Cohen is a visionary leader whose groundbreaking research in plasmonics and deep technology and semiconductor experience has reshaped what’s possible in making practical strides in transfer and computation,” said Sean Michael Brehm, Chairman of Spectral Capital. “With his expertise, Spectral is transforming itself from a Quantum as a Service Company (QaaS) to a Deep-tech holding company with the world’s most practical IP in Quantum Computing.

Leading Expertise in Plasmonics and Nanophotonics

Plasmonics, the study of light-induced electron waves on nanoscale metal surfaces, enables data transmission at near-light speed while operating with minimal power consumption. Dr. Cohen’s pioneering work has demonstrated plasmonic technologies that can significantly enhance classical computing systems:

•Ultra-Fast Data Transfer: Achieving speeds approaching the speed of light.

•Energy Efficiency: Operating at low power with reduced heat generation.

•Room-Temperature Operation: Practical advancements for real-world applications.

With more than two decades of experience spanning cutting-edge research and commercialization, Dr. Cohen has consistently delivered scalable, high-impact solutions across industries, including telecommunications, autonomous systems, and quantum technologies.

About Dr. Moshik Cohen

Dr. Cohen holds a PhD in Physical Electronics and has led groundbreaking research in plasmonics, nanophotonics, and quantum systems. His contributions have been featured in Nature, Science, and other top-tier scientific journals, advancing global understanding of how plasmonic technologies can unlock near-light-speed computing.

Prior to joining Spectral, Dr. Cohen held leadership roles at globally recognized organizations:

•Wisense Technologies: Founder and CEO, leading innovations in imaging radar and advanced sensors for autonomous systems.

•Samsung Electronics: Director of R&D, developing neuromorphic processors and AI-driven systems.

•Israel Aerospace Industries (IAI): Group Lead, advancing autonomous and defense technologies.

•Intel Corporation: Driving innovations in millimeter-wave RFICs and phased-array antennas for next-generation communication systems.

“Spectral’s vision for a new era of computing aligns perfectly with the potential of plasmonics,” said Dr. Moshik Cohen. “We are on the cusp of enabling classical systems to achieve near-quantum-level speeds. I look forward to leading Spectral’s technical innovation and delivering solutions that will transform industries and pave the way for practical quantum computing.”

Positioned for Transformation

Under Dr. Cohen’s leadership, Spectral is enhancing its commitment to deep-tech innovation and scalable solutions that redefine classical computing. Leveraging expertise in plasmonics and advanced quantum systems, Spectral continues to explore strategic opportunities that align with its mission to deliver the next generation of speed and efficiency in data transmission and computation. “With decades of groundbreaking research, Dr. Cohen has proven his ability to turn visionary ideas into practical scalable solutions,” said Jenifer Osterwalder, CEO of Spectral Capital. “His work will accelerate Spectral’s current Quantum Bridge initiative and deliver next-generation technologies that redefine speed, efficiency, and scalability while connecting classical compute to emerging quantum systems.”

The Company will be providing further updates on Spectral’s advancements and a technological roadmap will be shared in the near term.

About Spectral Capital Corporation
Founded in 2000 and based in Seattle, Washington, Spectral Capital (OTCQB: FCCN) is a technology startup accelerator and quantum incubator. Specializing in Quantum as a Service (QaaS), Spectral leverages its proprietary Distributed Quantum Ledger Database (DQ-LDB) to deliver secure, advanced storage and computing solutions.

For more information, visit www.spectralcapital.com.

Forward-Looking Statements
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